UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2019

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our 2019 Annual Meeting of Stockholders was held on May 7, 2019, to consider and act upon the four proposals listed below. A total of 37,665,750 shares of our common stock, out of a total of 42,974,421 shares of common stock issued and outstanding and entitled to vote as of the close of business on March 27, 2019, were present in person or represented by proxy. The final results of the stockholder voting regarding each proposal were as follows:

Proposal 1: The stockholders elected the persons named below to serve as Class A Directors for a two-year term that expires at our 2021 Annual Meeting of Stockholders.

	For	Against	Abstained	Broker Non Votes
Class A Directors
Gregory C. Branch	29,649,073	1,012,270	5,239	6,999,168
R. Daniel Peed	29,551,907	991,476	123,199	6,999,168
John L. Forney	30,176,309	485,034	5,239	6,999,168
Michael R. Hogan	29,998,928	662,415	5,239	6,999,168
Kent G. Whittemore	27,916,123	2,745,220	5,239	6,999,168

Proposal 2: The stockholders ratified the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2019.

For	Against	Abstained
37,183,898	376,744	105,108

Proposal 3: The stockholders approved, on an advisory basis, the compensation of the Company's named executive offers as described in the proxy statement.

For	Against	Abstained	Broker Non Votes
30,300,227	357,635	8,720	6,999,168

Proposal 4: The stockholders recommended, on an advisory basis, future advisory votes to approve the compensation of the Company's named executive officers on a three year basis.

One Year	Two Years	Three Years	Abstained	Broker Non Votes
8,860,604	129,789	21,660,877	15,312	6,999,168

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
May 9, 2019	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer (Principal Financial Officer)